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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of DataWorks Corporation for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 1996, with respect to the consolidated financial statements of DataWorks Corporation for the year ended December 31, 1995, included in the Registration Statement (Form S-3 No. 333-15825) filed with the Securities and Exchange Commission.




                                                            ERNST & YOUNG LLP



San Diego, California
February 5, 1997